Exhibit 99.1

PRESS RELEASE                                   CONTACT:     Rosemarie A Romano
June 8, 2004                                                 Corporate Secretary
                                                             (203) 786-8659

         SOUTHERN CONNECTICUT BANCORP, INC. FILES REGISTRATION STATEMENT
                  AMENDMENT FOR PUBLIC OFFERING OF COMMON STOCK

         New Haven, Connecticut - June 8, 2004 - Southern Connecticut Bancorp, Inc. (OTC Bulletin Board: SCNO) (the "Company") announced that on June 4, 2004 it filed Amendment No. 2 to Form SB-2 Registration Statement with the Securities and Exchange Commission for a proposed public offering of up to 1,500,000 shares of its common stock, plus up to 225,000 shares of common stock if the underwriters exercise their option to purchase such shares to cover over-allotments. The Company and its underwriters have not yet set an offering price for the shares proposed to be offered.

         A.G. Edwards and Keefe, Bruyette & Woods will act as the managing underwriters for the proposed offering.

         For more complete information about the Company, please obtain a copy of the preliminary prospectus related to the offering from the U.S. Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549 or by referencing the SEC's website at: http://www.sec.gov/Archives/edgar/data/1137046/000119312504098757/dsb2a.htm. You may also obtain a copy of the preliminary prospectus from A.G. Edwards, One North Jefferson, St. Louis, Missouri 63103, Tel: (314) 955-3000; or from Jeffrey Evans of Keefe, Bruyette & Woods, Tel: (212) 887-8908.

                                      # # #

         The registration statement relating to these securities has been filed but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.